EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186228) pertaining to the 2012 Share Incentive Plan of Era Group Inc. of our report dated February 27, 2013, included in the Annual Report on Form 10-K of Era Group Inc. for the year ended December 31, 2012, with respect to the consolidated financial statements and schedule of Era Group Inc., incorporated by reference in this Form 10-K/A.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 7, 2013